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                             GARY PLAYER GOLF, INC.
                        1,700,000 Shares of Common Stock

                           (Par Value $.001 Per Share)

                             UNDERWRITING AGREEMENT


Whale Securities Co., L.P                                  New York, New York
650 Fifth Avenue                                           ___________, 1998
New York, New York  10019

Dear Sirs:

                   Gary Player Golf, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Whale Securities Co., L.P. (the "Underwriter") 1,700,000 shares of common stock, par value $.001 per share (the "Offered Shares"), which Offered Shares are presently authorized but unissued shares of the common stock, par value $.001 per share (individually, a "Common Share" and collectively the "Common Shares"), of the Company. In addition, the Underwriter, in order to cover over-allotments in the sale of the Offered Shares, may purchase up to an aggregate of 255,000 Common Shares (the "Optional Shares"; the Offered Shares and the Optional Shares are hereinafter sometimes collectively referred to as the "Shares"). The Shares are described in the Registration Statement, as defined below. The Company also proposes to issue and sell to the Underwriter for its own account and the accounts of its designees, warrants to purchase an aggregate of 170,000 Common Shares at an exercise price of $13.20 per share (the "Underwriter's Warrants"), which sale will be consummated in accordance with the terms and conditions of the form of Underwriter's Warrant filed as an exhibit to the Registration Statement (as hereinafter defined).

                  The Company hereby confirms its agreement with the Underwriter as follows:

                  1. Purchase and Sale of Offered Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to sell the Offered Shares to the Underwriter, and the Underwriter agrees to purchase the Offered Shares from the Company, at a purchase price of $ per share. The Underwriter plans to offer the Shares to the public at a public offering price of $___ per Offered Share.

                  2. Payment and Delivery.

                           (a) Payment for the Offered Shares will be made to
the Company by wire transfer or certified or official bank check or





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checks payable to its order in New York Clearing House funds, at the offices of the Underwriter, Whale Securities Co., L.P., 650 Fifth Avenue, New York, New York 10019, against delivery of the Offered Shares to the Underwriter (the "Closing"). Such payment and delivery will be made at ______________, New York City time, on the third business day following the Effective Date (the fourth business day following the Effective Date in the event that trading of the Offered Shares commences on the day following the Effective Date), the date and time of such payment and delivery being herein called the "Closing Date." The certificates representing the Offered Shares to be delivered will be in such denominations and registered in such names as the Underwriter may request not less than two full business days prior to the Closing Date, and will be made available to the Underwriter for inspection, checking and packaging at the office of the Company's transfer agent or correspondent in New York City, American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005 not less than one full business day prior to the Closing Date.

                           (b) On the Closing Date, the Company will sell the
Underwriter's Warrants to the Underwriter or to the designees of the Underwriter limited to officers and partners of the Underwriter, members of the selling group and/or their officers or partners (collectively, the "Underwriter's Designees"). The Underwriter's Warrants will be in the form of, and in accordance with, the provisions of the Underwriter's Warrant attached as an exhibit to the Registration Statement. The aggregate purchase price for the Underwriter's Warrants is $170.00. The Underwriter's Warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the Effective Date, except to the Underwriter's Designees. Payment for the Underwriter's Warrants will be made to the Company by check or checks payable to its order on the Closing Date against delivery of the certificates representing the Underwriter's Warrants. The certificates representing the Underwriter's Warrants will be in such denominations and such names as the Underwriter may request prior to the Closing Date.

                  3. Option to Purchase Optional Shares.

                           (a) For the purposes of covering any overallotments
in connection with the distribution and sale of the Offered Shares as contemplated by the Prospectus, the Underwriter is hereby granted an option to purchase all or any part of the Optional Shares from the Company. The purchase price to be paid for the Optional Shares will be the same price per Optional Share as the price per Offered Share set forth in Section 1 hereof. The option granted hereby may be exercised by the Underwriter as to all or any part of the Optional Shares at any time within 45 days after the Effective Date. The Underwriter will not be under any obligation

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to purchase any Optional Shares prior to the exercise of such option.

                           (b) The option granted hereby may be exercised by the
Underwriter by giving oral notice to the Company, which must be confirmed by a letter, telex or telegraph setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares to be purchased and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Offered Shares. If such notice is given prior to the Closing Date, the date set forth therein for such delivery and payment will not be earlier than either two full business days thereafter or the Closing Date, whichever occurs later. If such notice is given on or after the Closing Date, the date set forth therein for such delivery and payment will not be earlier than two full business days thereafter. In either event, the date so set forth will not be more than five full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of such option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth in Section 3(d) hereof, the Underwriter will become obligated to purchase, the number of Optional Shares specified in such notice.

                           (c) Payment for any Optional Shares purchased will be
made to the Company by wire transfer or certified or official bank check or checks payable to its order in New York Clearing House funds, at the office of the Underwriter, against delivery of the Optional Shares purchased to the Underwriter. The certificates representing the Optional Shares to be delivered will be in such denominations and registered in such names as the Underwriter requests not less than two full business days prior to the Option Closing Date, and will be made available to the Underwriter for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one full business day prior to the Option Closing Date.

                           (d) The obligation of the Underwriter to purchase and
pay for any of the Optional Shares is subject to the accuracy and completeness (as of the date hereof and as of the Option Closing Date) of and compliance in all material respects with the representations and warranties of the Company herein, to the accuracy and completeness of the statements of the Company or its officers made in any certificate or other document to be delivered by the Company pursuant to this Agreement, to the performance in all material respects by the Company of its obligations hereunder which are required to be performed prior to the Option Closing Date, to the satisfaction by the Company of the conditions, as of the date hereof and as of the Option Closing Date, set forth in

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Section 6 hereof, and to the delivery to the Underwriter of opinions, certificates and letters dated the Option Closing Date substantially similar in scope to those specified in Section 5, 6(b), (c), (d) and (e) hereof, but with each reference to "Offered Shares" and "Closing Date" to be, respectively, to the Optional Shares and the Option Closing Date.

                   4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

                           (a) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware, with full power and authority, corporate and other, to own or lease and operate, as the case may be, its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement and to execute, deliver and perform this Agreement and the Underwriter's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure so to qualify could have a material adverse effect on the financial condition, results of operations, business or properties (a "Material Adverse Effect") of the Company. The Company has no subsidiaries other than Gran Prix Marketing, Inc. (the "Material Subsidiary") and Rhino Marketing, Inc. (collectively, the "Subsidiaries"), and the Company has no equity interests in any entity other than the Subsidiaries.

                           Each Subsidiary is a corporation duly organized,
validly existing and in good standing under the laws of the state of California, with full power and authority, corporate or other, to own or lease and operate, as the case may be, its respective properties, whether tangible or intangible, and to conduct its respective business as described in the Registration Statement. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions wherein such qualification is necessary and failure to so qualify could have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

                           The Company owns all of the issued and outstanding
shares of capital stock of Material Subsidiary, free and clear of any security interests, liens, encumbrances, claims and charges, except for such security interests, liens, encumbrances, claims and charges which are set forth in the Prospectus and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no options or warrants for the purchase of, or other rights to purchase, or outstanding securities

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convertible into or exchangeable for, any capital stock or other securities of any Subsidiary.

                           (b) This Agreement has been duly executed and
delivered by the Company and constitutes the valid and binding obligation of the Company, and each of the Underwriter's Warrant Agreement and the Consulting Agreement described in Section 5(r) hereof (the "Consulting Agreement"), when executed and delivered by the Company on the Closing Date, will be the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The execution, delivery and performance of this Agreement, the Consulting Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Consulting Agreement and the Underwriter's Warrant Agreement have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of the Certificate of Incorporation or By-Laws, each as amended, of the Company; (ii) result in a breach of or conflict with any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, note, contract, commitment or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets is or may be bound or affected; (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties or businesses; or (iv) have any effect on any permit, certification, registration, approval, consent order, license, franchise or other authorization (collectively, the "Permits") necessary for the Company or the Material Subsidiary to own or lease and operate their respective properties and to conduct their respective businesses or the ability of the Company to make use thereof.

                           (c) No Permits of any court or governmental agency or
body, other than under the Securities Act of 1933, as amended (the "Act"), the Regulations (as hereinafter defined) and applicable state securities or Blue Sky laws, are required (i) for the valid authorization, issuance, sale and delivery of the Shares to the Underwriter, and (ii) the consummation by the Company of the transactions contemplated by this Agreement, the Consulting Agreement or the Underwriter's Warrant Agreement.

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                           (d) The conditions for use of a registration
statement on Form SB-2 set forth in the General Instructions to Form SB-2 have been satisfied with respect to the Company, the transactions contemplated herein and in the Registration Statement. The Company has prepared in conformity with the requirements of the Act and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "Commission") and filed with the Commission a registration statement (File No. 333-53729) on Form SB-2 and has filed one or more amendments thereto, covering the registration of the Shares, the Underwriter's Warrants and the Warrant Shares under the Act, including the related preliminary prospectus or preliminary prospectuses (each thereof being herein called a "Preliminary Prospectus") and a proposed final prospectus. Each Preliminary Prospectus was endorsed with the legend required by Item 501(a)(5) of Regulation S-B of the Regulations and, if applicable, Rule 430A of the Regulations. Such registration statement including any documents incorporated by reference therein and all financial schedules and exhibits thereto, as amended at the time it becomes effective, and the final prospectus included therein are herein, respectively, called the "Registration Statement" and the "Prospectus," except that, (i) if the prospectus filed by the Company pursuant to Rule 424(b) of the Regulations differs from the Prospectus, the term "Prospectus" will also include the prospectus filed pursuant to Rule 424(b), and (ii) if the Registration Statement is amended or such Prospectus is supplemented after the date the Registration Statement is declared effective by the Commission (the "Effective Date") and prior to the Option Closing Date, the terms "Registration Statement" and "Prospectus" shall include the Registration Statement as amended or supplemented.

                           (e) Neither the Commission nor, to the best of the
Company's knowledge, any state regulatory authority has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

                           (f) The Registration Statement when it becomes
effective, the Prospectus (and any amendment or supplement thereto) when it is filed with the Commission pursuant to Rule 424(b), and both documents as of the Closing Date and the Option Closing Date, will contain all statements which are required to be stated therein in accordance with the Act and the Regulations and will in all material respects conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under

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which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or Prospectus or any amendment or supplement thereto by the Underwriter expressly for use therein.

                           (g) The Company had at the date or dates indicated in
the Prospectus a duly authorized and outstanding capitalization as set forth in the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in the Registration Statement or the Prospectus, on the Effective Date and on the Closing Date, there will be no options to purchase, warrants or other rights to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the Company's capital stock or any such warrants, convertible securities or obligations. Except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand," "piggyback" or otherwise, to have such securities registered under the Act.

                           (h) The descriptions in the Registration Statement
and the Prospectus of contracts and other documents are accurate in all material respects and present fairly the information required to be disclosed, and there are no contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations which have not been so described or filed as required.

                           (i) Grant Thornton LLP, the accountants who have
certified certain of the consolidated financial statements filed and to be filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants within the meaning of the Act and Regulations. The consolidated financial statements and schedules and the notes thereto filed as part of the Registration Statement and included in the Prospectus are complete, correct and present fairly the financial position of the Company as of the dates thereof, and the results of operations and changes in financial position of the Company for the periods indicated therein, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated in the Registration Statement and the Prospectus. The selected financial data set forth in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited [and unaudited] financial

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statements included in the Registration Statement and the Prospectus.

                           (j) The Company and each Subsidiary has filed with
the appropriate federal, state and local governmental agencies, and all appropriate foreign countries and political subdivisions thereof, all tax returns, including franchise tax returns, which are required to be filed or has duly obtained extensions of time for the filing thereof and has paid all taxes shown on such returns and all assessments received by it to the extent that the same have become due, except where the failure to do so would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; and the provisions for income taxes payable, if any, shown on the consolidated financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter, neither the Company nor any Subsidiary has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income taxes and is not a party to any pending action or proceeding by any foreign or domestic governmental agency for assessment or collection of taxes; and no claims for assessment or collection of material taxes have been asserted against the Company or any Subsidiary which are currently outstanding.

                           (k) The outstanding Common Shares and outstanding
options and warrants to purchase Common Shares have been duly authorized and validly issued. The outstanding Common Shares are fully paid and nonassessable. None of the outstanding Common Shares or options or warrants to purchase Common Shares has been issued in violation of the preemptive rights of any shareholder of the Company, except for such violations which have been waived or with respect to which there would not be a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. The offers and sales of the outstanding Common Shares and outstanding options and warrants to purchase Common Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements, except where the failure to have been so registered or except would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. The authorized Common Shares and Preferred Shares and outstanding options and warrants to purchase Common Shares conform to the descriptions thereof contained in the Registration Statement and Prospectus.

                           (l) No securities of the Company have been sold by
the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

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                           (m) The issuance and sale of the Shares have been
duly authorized and, when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Shares will not be subject to preemptive rights of any shareholder of the Company.

                           (n) The issuance and sale of the Common Shares
issuable upon exercise of the Underwriter's Warrants have been duly authorized and, when such Common Shares have been duly delivered against payment therefor, as contemplated by the Underwriter's Warrant Agreement, such Common Shares will be validly issued, fully paid and nonassessable. Holders of Common Shares issuable upon the exercise of the Underwriter's Warrants will not be subject to personal liability solely by reason of being such holders. Neither the Underwriter's Warrants nor the Common Shares issuable upon exercise thereof will be subject to preemptive rights of any shareholder of the Company. The Common Shares issuable upon exercise of the Underwriter's Warrants have been duly reserved for issuance upon exercise of the Underwriter's Warrants in accordance with the provisions of the Underwriter's Warrant Agreement. The Underwriter's Warrants conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

                           (o) Neither the Company nor the Material Subsidiary
is in violation of, or in default under, (i) any term or provision of its Certificate of Incorporation or By-Laws, each as amended; (ii) any material term or provision or any financial covenants of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its property or business is or may be bound or affected, except for indebtedness under certain notes as set forth in the Prospectus which the Company covenants to repay within three business days from the Closing Date; or
(iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or the Material Subsidiary or any of the Company's or the Material Subsidiary's properties or business, except where such breaches or defaults, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole. The Company and each Subsidiary owns, possesses or has obtained all governmental and other (including those obtainable from third parties) Permits, necessary to own or lease, as the case may be, and to operate its properties, whether tangible or intangible, and to conduct its business and operations as presently conducted and all such Permits are outstanding and in good standing, and there are no proceedings pending or, to the best of

                                       -9-




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the Company's knowledge, threatened, or any basis therefor, seeking to cancel, terminate or limit such Permits.

                           (p) Except as set forth in the Prospectus, there are
no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending, or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary or involving the Company's or any Subsidiary's properties or business which, if determined adversely to the Company or any Subsidiary, would, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, or which question the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to, or in connection with, this Agreement; nor, to the best of the Company's knowledge, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company or the Material Subsidiary and enjoining the Company or the Material Subsidiary from taking, or requiring the Company or the Material Subsidiary to take, any action, or to which the Company or the Material Subsidiary, or the Company's or the Material Subsidiary's properties or businesses is bound or subject.

                           (q) Neither the Company nor any of its affiliates has
incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated.

                           (r) Each of the Company and the Material Subsidiary
owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations used or proposed to be used in the conduct of their businesses as described in the Prospectus (collectively the "Intangibles"); to the best of the Company's knowledge, neither the Company nor any Subsidiary has infringed nor is infringing upon the rights of others with respect to the Intangibles, except for any infringements which, individually or in the aggregate, could not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole; and neither the Company nor any Subsidiary has received any notice of conflict with the asserted rights of others with respect to the Intangibles which could, singly or in the aggregate, have a Material Adversely Affect on the Company and its Subsidiaries, taken as a whole, and the Company knows of no basis therefor; and, to the best of the Company's knowledge, no others have infringed upon the Intangibles of the Company or the Material Subsidiary.


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                           (s) Since the respective dates as of which
information is given in the Registration Statement and the Prospectus and the Company's latest consolidated financial statements, except as disclosed in or contemplated by the Prospectus or Registration Statement, neither the Company nor any Subsidiary has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, whether or not incurred in the ordinary course of business, and has not sustained any material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in or contemplated by the Prospectus or Registration Statement, there have not been, and prior to the Closing Date referred to below there will not be, any changes in the capital stock or any material increases in the long-term debt of the Company or any material adverse change in or affecting the general affairs, management, financial condition, shareholders' equity, results of operations or prospects of the Company or any Subsidiary, otherwise than as set forth or contemplated in the Prospectus or Registration Statement.

                           (t) The Company does not own any real property.
The Company and the Material Subsidiary has good title to all personal property (tangible and intangible) owned by it, free and clear of all security interests, charges, mortgages, liens and encumbrances, except such as are described in the Registration Statement and Prospectus, which secure indebtedness which is described in the Registration Statement and Prospectus and which the Company covenants to repay within three days following the Closing Date or such as do not materially affect the value or transferability of such property and do not interfere with the use of such property made, or proposed to be made, by the Company or the Material Subsidiary. The material leases, licenses or other contracts or instruments under which the Company and the Material Subsidiary leases, holds or is entitled to use any property, real or personal, are valid, subsisting and enforceable only with such exceptions as are not material and do not interfere with the use of such property made, or proposed to be made, by the Company or any Subsidiary, and all rentals, royalties or other payments accruing thereunder which became due prior to the date of this Agreement have been duly paid, and neither the Company nor the Material Subsidiary, nor, to the best of the Company's knowledge, any other party is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default thereunder, except for such defaults which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Material Subsidiary, taken as a whole. Neither the Company

                                      -11-




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nor the Material Subsidiary has received notice of any violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties. Each of the Company and the Material Subsidiary has adequately insured its properties against loss or damage by fire or other casualty and maintains, in adequate amounts, such other insurance as is usually maintained by companies engaged in the same or similar businesses located in its geographic area.

                           (u) Each contract or other instrument (however
characterized or described) to which the Company or the Material Subsidiary is a party or by which their properties or businesses are or may be bound or affected and to which specific reference is made in the Prospectus has been duly and validly executed, is in full force and effect in all material respects and is enforceable against the parties thereto in accordance with its terms, and none of such contracts or instruments has been assigned by the Company or the Material Subsidiary, and neither the Company nor the Material Subsidiary, nor, to the best of the Company's knowledge, any other party, is in default thereunder and, to the best of the Company's knowledge, no event has occurred which, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except for such defaults which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Material Subsidiary, taken as a whole.

                           None of the material provisions of such contracts or
instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or any Subsidiary or any of their respective assets or businesses, including, without limitation, those promulgated by the Federal Trade Commission, including, without limitation, the Federal Telephone Consumer Protection Act of 1991 and the Federal Telemarketing and Consumer Fraud and Abuse Prevention Act of 1994 and the rules and regulations promulgated thereunder, except for such violations which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

                           (v) The employment consulting agreements between the
Company and its officers, employees and consultants, described in the Registration Statement, are binding and enforceable obligations upon the respective parties thereto in accordance with their respective terms, except with respect to the non-competition provisions of such agreements and as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws or arrangements affecting creditors' rights generally and subject to principles of equity.


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                           (w) Except as set forth in the Prospectus, the
Company has no employee benefit plans (including, without limitation, profit sharing and welfare benefit plans) or deferred compensation arrangements that are subject to the provisions of the Employee Retirement Income Security Act of 1974.

                           (x) To the best of the Company's knowledge, no labor
problem exists with any of the Company's or any Subsidiary's employees or is imminent which could have a Material Adverse Affect on the Company Subsidiaries, taken as a whole.

                           (y) The Company has not, directly or indirectly, at
any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contribution in violation of law or (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments or contributions required or allowed by applicable law. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

                           (z) The Shares have been approved for listing on the
Nasdaq SmallCap Market.

                           (aa) The Company has provided to Tenzer Greenblatt
LLP, counsel to the Underwriter ("Underwriter's Counsel"), all agreements, certificates, correspondence and other items, documents and information requested by such counsel's Corporate Review Memorandum dated January 28, 1998.

                           Any certificate signed by an officer of the Company
or of any Subsidiary and delivered to the Underwriter or to Underwriter's Counsel shall be deemed to be a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

                  5. Certain Covenants of the Company. The Company covenants with the Underwriter as follows:

                           (a) The Company will not at any time, whether before
the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with the sales of the Shares by the Underwriter or a dealer, file or publish any amendment or supplement to the Registration Statement or Prospectus of which the Underwriter has not been previously advised and furnished a copy, or to which the Underwriter shall object in writing.

                           (b) The Company will use its best efforts to cause
the Registration Statement to become effective and will advise the Underwriter immediately upon becoming aware of, and, if requested by the Underwriter, confirm such advice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement or any supplemented Prospectus is filed with the Commission; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment or supplementation of the Registration Statement or Prospectus or for additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation of any proceedings for any of such purposes. The Company will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use and to obtain as soon as possible the lifting thereof, if any such order is issued.

                           (c) The Company will deliver to the Underwriter,
without charge, from time to time until the Effective Date, as many copies of each Preliminary Prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will deliver to the Underwriter, without charge, as soon as the Registration Statement becomes effective, and thereafter from time to time as requested, such number of copies of the Prospectus (as supplemented, if the Company makes any supplements to the Prospectus) as the Underwriter may reasonably request. The Company has furnished or will furnish to the Underwriter two signed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, two copies of all exhibits filed therewith and two signed copies of all consents and certificates of experts.

                           (d) Until the expiration of the Underwriter's option
to purchase the Optional Shares, the Company will comply with the Act, the Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Offered Shares and in any Optional Shares which may be issued and sold. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which the Registration Statement and Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement and Prospectus to comply with the Act or the regulations thereunder, the Company will promptly file with the Commission, subject to Section 5(a) hereof, an amendment or supplement which will correct such statement or omission or which will effect such compliance.

                           (e) The Company will furnish such proper
information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or Blue Sky laws relating to the offering in such jurisdictions as the Underwriter may reasonably designate, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction.

                           (f) If the Closing occurs, the Company will make
generally available to its security holders, in the manner specified in Rule 158(b) under the Act, and deliver to the Underwriter and Underwriter's Counsel as soon as practicable and in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement meeting the requirements of Rule 158(a) under the Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                           (g) If the Closing occurs, the Company will deliver
to the Underwriter and to Underwriter's counsel on a timely basis, (i) for a period of five (5) years from the Effective Date, (A) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-C, 10-K (or 10-K SB), 10-Q (or 10-Q SB) and 10-C and exhibits thereto, filed or furnished to the Commission, any securities exchange or the National Association of Securities Dealers, Inc. (the "NASD") on the date each such report or document is so filed or furnished; (B) as soon as practicable, copies of any reports or communications (financial or other) of the Company mailed to its security holders; and (C) as soon as practicable, a copy of any Schedule 13D, 13G, 14D-1 or 13E-3 received or prepared by the Company from time to time; and (ii) for a period of three (3) years from the Effective Date, (x) monthly statements setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (y) such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request and which can be prepared or obtained by the Company without unreasonable effort or expense. If the Closing occurs, for a period of three (3) years from the

Effective Date, the Company will furnish to its shareholders annual reports containing audited financial statements and such other periodic reports as it may determine to be appropriate or as may be required by law.

                           (h) Until the expiration of the Underwriter's option
to purchase the Optional Shares, the Company will not and will use its best efforts to cause any person that controls, is controlled by or is under common control with the Company not to take any action designed to or which might be reasonably expected to cause or result in the stabilization or manipulation of the price of the Common Shares.

                           (i) If the Closing occurs, the Underwriter shall
retain the $50,000 previously paid to it, and the Company will pay or cause to be paid the following: all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, the fees and expenses of accountants and counsel for the Company; the preparation, printing, mailing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus, and any amendments or supplements thereto; the printing and mailing of the Selected Dealer Agreement, the issuance and delivery of the Shares to the Underwriter; all taxes, if any, on the issuance of the Shares; the fees, expenses and other costs of qualifying the Shares for sale under the Blue Sky or securities laws of those states in which the Shares are to be offered or sold, including fees and disbursements of counsel in connection therewith, and including those of such local counsel as may have been retained for such purpose; the filing fees incident to securing any required review by the NASD and either the Boston Stock Exchange or Pacific Stock Exchange; the cost of printing and mailing the "Blue Sky Survey", the cost of furnishing to the Underwriter copies of the Registration Statement, Preliminary Prospectuses and the Prospectus as herein provided; the costs of placing "tombstone advertisements" in any publications which may be selected by the Underwriter; and all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this
Section 5(i).

                 In addition, at the Closing Date or the Option
Closing Date, as the case may be, the Underwriter will deduct from the payment for the Offered Shares or any Optional Shares three percent (3%) of the gross proceeds from the sale of such Offered Shares and/or Optional Shares at the initial public offering price set forth in the Prospectus (less the sum of $50,000 previously paid to the Underwriter), as payment for the Underwriter's nonaccountable expense allowance relating to the transactions contemplated hereby, which amount will include the fees and expenses of Underwriter's Counsel (other than the fees and expenses of Underwriter's Counsel relating to Blue Sky qualifications and registrations, which, as provided for above, shall be in addition to the three percent (3%) nonaccountable expense allowance and shall be payable directly by the Company to Underwriter's Counsel on or prior to the Closing Date).

                           (j) If the transactions contemplated by this
Agreement are not consummated because the Company decides not to proceed with the offering for any reason or because the Underwriter decides not to proceed with the offering as a result of a material breach by the Company of its representations, warranties or covenants in the Agreement or as a result of material adverse changes in the affairs of the Company, then the Company will be obligated to reimburse the Underwriter for its accountable out-of-pocket expenses up to the sum of $75,000, inclusive of $50,000 previously paid to the Underwriter by the Company. In all cases other than those set forth in the preceding sentence, if the Company or the Underwriter decide not to proceed with the offering, the Company will only be obligated to reimburse the Underwriter for its accountable out-of-pocket expenses up to $50,000, and inclusive of $50,000 previously paid to the Underwriter by the Company. In no event, however, will the Underwriter, in the event the offering is terminated, be entitled to retain or receive more than an amount equal to its actual accountable out-of-pocket expenses.

                           (k) The Company intends to apply the net proceeds
from the sale of the Shares for the purposes set forth in the Prospectus.

                           (l) If the Closing occurs, during the period of
twelve (12) months from the Effective Date, the Company will not offer for sale or sell or otherwise dispose of, directly or indirectly, any securities of the Company, without the prior written consent of the Underwriter, except for the issuance of Common Shares upon the exercise of outstanding options and warrants.

                           (m) If the Closing occurs, the Company will not file
any registration statement relating to the offer or sale of any of the Company's securities, including any registration statement on Form S-8, during the twelve
(12) months from the Effective Date, without the Underwriter's prior written consent.

                           (n) If the Closing occurs, for a period of three (3)
years from the Effective Date, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (o) If the Closing occurs, for a period of five (5)
years from the Effective Date, the Company will, unless and until the holders of a majority of the Common Shares following the consummation of the Company's initial public offering of securities vote otherwise (directly or indirectly in connection with a reorganization): (i) use its best efforts to maintain the listing of the Shares on NASDAQ or a national securities exchange and (ii) if so qualified, list the Shares, and maintain such listing for so long as qualified, on the NASDAQ National Market System.

                           (p) The Company will, concurrently with the Effective
Date, register the Common Shares under Section 12(g) of the Exchange Act and, if the Closing occurs the Company will maintain such registration for a minimum of five (5) years from the Effective Date, unless and until the holders of a majority of the Common Shares following the consummation of the Company's initial public offering of securities vote (directly or indirectly in connection with a reorganization) otherwise.

                           (q) Subject to the sale of the Offered Shares, the
Underwriter and its successors by operation by law will have the right to designate a nominee for election, at its or their option, either as a member of or a non-voting advisor to the Board of Directors of the Company (which Board, during such period, shall be comprised of five (5), seven (7) or nine (9) persons, a majority of the members of which Board must, during such period, be persons not otherwise affiliated with the Company, its management or its founders), and the Company will use its best efforts to cause such nominee (or a successor nominee) to be elected and continued in office as a director of the Company or as such advisor until the expiration of three (3) years from the Effective Date. Following the election of such nominee as a director or advisor, such person shall receive no more or less compensation than is paid to other non-officer directors of the Company for attendance at meetings of the Board of Directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation (in accordance with the Company's standard policies for travel). The Company agrees to enter into an indemnification agreement in the form of Exhibit A hereto.

                           If the Underwriter does not exercise its option to
designate a member of or advisor to the Company's Board of Directors, the Underwriter shall nonetheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give the Underwriter notice of each such meeting and to provide the Underwriter with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the directors.

                           (r) If the Closing occurs, the Company agrees to
enter into a consulting agreement on the Closing Date, in form and substance reasonably acceptable to the Company and the Underwriter, pursuant to which the Company will (i) engage the Underwriter or a designee of the Underwriter as a financial consultant on a non-exclusive basis for a period of two (2) years from the Closing Date, at an annual rate of Thirty Thousand Dollars ($30,000) (exclusive of any accountable out-of-pocket expenses) payable in full, in advance on the Closing Date; and (ii) agree to pay the Underwriter a finder's fee in the event that the Underwriter originates a financing, merger, acquisition, joint venture or other transaction to which the Company is a party.

                           (s) If the Closing occurs, the Company shall retain a
transfer agent for the Common Shares, reasonably acceptable to the Underwriter, for a period of three (3) years from the Effective Date. In addition, for a period of three (3) years from the Effective Date, the Company, at its own expense, shall cause such transfer agent to provide the Underwriter, if so requested in writing, with copies of the Company's daily transfer sheets, and, when requested by the Underwriter, a current list of the Company's securityholders, including a list of the beneficial owners of securities held by a depository trust company and other nominees.

                           (t) If the Closing occurs, the Company hereby agrees,
at its sole cost and expense, to supply and deliver to the Underwriter and Underwriter's Counsel, within a reasonable period from the date hereof, four bound volumes, including the Registration Statement, as amended or supplemented, all exhibits to the Registration Statement, the Prospectus and all other underwriting documents.

                           (u) The Company shall, as of the date hereof, have
applied for listing in Standard & Poor's Corporation Records Service (including annual report information) or Moody's Industrial Manual (Moody's OTC Industrial Manual not being sufficient for these purposes) and shall use its best efforts to have the Company listed in such manual and shall maintain such listing until the earlier of three (3) years from the Effective Date or the date on which the Common Shares are listed on a national securities exchange or the NASDAQ National Market System.

                           (v) For a period of three (3) years from the
Effective Date, the Company shall provide the Underwriter, on a not less than annual basis, with internal forecasts setting forth projected results of operations for each quarterly and annual period in the two (2) fiscal years following the respective dates of such forecasts. Such forecasts shall be provided to the Underwriter more frequently than annually if prepared more frequently by management, and are submitted to the Company's Board of Directors for formal review.

                           (w) If the Closing occurs, for a period of three (3)
years from the Effective Date, or until such earlier time as the Common Shares are listed on the New York Stock Exchange or the American Stock Exchange, the Company shall cause its legal counsel to provide the Underwriter with a list, to be updated at least annually, of those states in which the Common Shares may be traded in non-issuer transactions under the Blue Sky laws of the 50 states.

                           (x) If the Closing occurs, for a period of three (3)
years from the Effective Date, the Company shall continue to retain Grant Thornton LLP (or such other nationally recognized accounting firm reasonably acceptable to the Underwriter) as the Company's independent public accountants.

                           (y) If the Closing occurs, for a period of three (3)
years from the Effective Date, the Company, at its expense, shall cause its then independent certified public accountants, as described in Section 5(x) above, to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-Q (or 10-QSB) quarterly report (or other equivalent report) and the mailing of quarterly financial information to shareholders.

                           (z) For a period of twenty-five (25) days from the
Effective Date, the Company will not issue press releases or engage in any other publicity without the Underwriter's prior written consent, other than normal and customary releases issued in the ordinary course of the Company's business or those releases required by law.

                           (aa) If the Closing occurs, the Company will not
increase or authorize an increase in the compensation of its employees whose employment agreements are described in the Prospectus greater than those increases provided for in their employment agreements with the Company in effect as of the

Effective Date and disclosed in the Registration Statement without the prior written consent of the Underwriter, for a period of three (3) years from the Effective Date.

                           (ab) If the Closing occurs, for a period of three (3)
years from the Effective Date, the Company will promptly submit to the Underwriter copies of management reports and similar correspondence between the Company's independent auditors and the Company.

                           (ac) If the Closing occurs, for a period of three (3)
years from the Effective Date, the Company will not offer or sell any of its securities pursuant to Regulation S promulgated under the Act without the prior written consent of the Underwriter.

                           (ad) If the Closing occurs, for a period of three (3)
years from the Effective Date, the Company will provide to the Underwriter ten days' written notice prior to any issuance by the Company of any equity securities or securities exchangeable for or convertible into equity securities of the Company, except for (i) Common Shares issuable upon exercise of currently outstanding options and warrants or conversion of currently outstanding convertible securities, (ii) options available for future grant pursuant to any stock option plan in effect on the Effective Date and the issuance of Common Shares upon the exercise of such options and (iii) securities issuable upon exercise or conversion of securities for which notice pursuant to this Paragraph 5(ad) was previously given to the Underwriter.

                           (ae) Prior to the Effective Date and if the Closing
occurs for a period of three (3) years thereafter, the Company will retain a financial public relations firm reasonably acceptable to the Underwriter.

                           (af) For a period of three (3) years from the
Effective Date, the Company will cause its Board of Directors to meet, either in person or telephonically, a minimum of four (4) times per year and will hold a shareholder's meeting at least once per year.

                           (ag) Prior to the Effective Date, the Company shall
have obtained directors' and officers' insurance naming the Underwriter as an additional insured party, in an amount not less than twenty-five percent (25%) of the gross proceeds of the offering, and, if the Closing occurs the Company will use its best efforts to maintain such insurance for a period of at least three (3) years from the Closing Date.

                  6. Conditions of the Underwriter's Obligation to Purchase Shares from the Company. The obligation of the Underwriter to purchase and pay for the Offered Shares which it has agreed to purchase from the Company is subject (as of the date hereof and the Closing Date) to the accuracy of and compliance in all material respects with the representations and warranties of the Company herein, to the performance in all material respects by the Company of its obligations hereunder, and to the following additional conditions:

                           (a) The Registration Statement will have become
effective not later than .M., New York City time, on the day following the date of this Agreement, or at such later time or on such later date as the Underwriter may agree to in writing; prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or will be pending or, to the best of the Underwriter's or the Company's knowledge, will be contemplated by the Commission; and any request on the part of the Commission for additional information will have been complied with to the satisfaction of Underwriter's Counsel.

                           (b) At the time that this Agreement is executed and
at the Closing Date, there will have been delivered to the Underwriter a signed opinion of Troop Meisinger Steuber & Pasich, LLP, counsel for the Company ("Company Counsel"), dated as of the date hereof or the Closing Date, as the case may be (and any other opinions of counsel referred to in such opinion of Company Counsel or relied upon by Company Counsel in rendering their opinion), reasonably satisfactory to Underwriter's Counsel, to the effect that:

                                          (i) The Company is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority necessary to own or lease, as the case may be, and operate its properties, whether tangible or intangible, and to conduct its business as described in the Registration Statement. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Company has advised Company Counsel that it owns or leases properties or maintains permanent employees. To the best of Company Counsel's knowledge, other than the Subsidiaries, the Company has no subsidiaries and no equity interests in any entity other than the Subsidiaries.

                                    Each Subsidiary is a corporation duly
organized, validly existing and in good standing under the laws of the state of California, with full corporate power and authority to own or lease and operate, as the case may be, its respective properties, whether tangible or intangible, and to conduct its respective business as described in the Registration Statement. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the Company has advised Company Counsel that such Subsidiary owns or leases properties or maintains permanent employees.

                                    To the best of Company Counsel's knowledge,
the Company owns all of the issued and outstanding shares of capital stock of the Material Subsidiary, free and clear of any security interests, liens, encumbrances, claims and charges, other than security interests, liens, encumbrances, claims and charges subject to indebtedness described in the Prospectus as being due and payable within three days following the consummation of the offering, and all of such shares have been duly authorized and validly issued and are fully paid and nonassessable.

                                    (ii) The Company has full corporate power
and authority to execute, deliver and perform this Agreement, the Consulting Agreement and the Underwriter's Warrant Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Consulting Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Consulting Agreement and the Underwriter's Warrant Agreement have been duly authorized by all necessary corporate action, and this Agreement [Note: for Closing Date opinion add:] [and each of the Consulting Agreement and the Underwriter's Warrant Agreement] has been duly executed and delivered by the Company. This Agreement is and, when executed and delivered by the Company on the Closing Date, each of the Consulting Agreement and] the Underwriter's Warrant Agreement will be, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to standard enforceability exceptions.

                                    (iii) The execution, delivery and
performance of this Agreement, the Consulting Agreement and the Underwriter's Warrant Agreement by the Company, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms of this Agreement, the Consulting Agreement and the Underwriter's Warrant Agreement do not, and will not, with or without the giving of notice or the lapse of time, or both, (A) result in a violation of the Certificate of Incorporation or By-Laws, each as amended, of the Company or any Subsidiary, (B) result in a breach of or conflict with any terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to any agreement or other document filed to an Exhibit to the Registration Statement (the Company having certified to Company Counsel that all material indentures, mortgages, notes, contracts, or other material agreements or instruments required to be filed as an Exhibit to the Registration Statement have been so filed); (C) violate any existing applicable California or federal law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of the Company's or any Subsidiary's properties or business; or (D) have any material adverse effect on any Permit of which Company Counsel is aware necessary for the Company or any Subsidiary to own or lease and operate its their respective properties or conduct their businesses or the ability of the Company to make use thereof.

                                    (iv) To the best of Company Counsel's
knowledge, no Permits of any California or federal court or governmental agency or body (other than under the Act, the Regulations and applicable state securities or Blue Sky laws) are required for the valid authorization, issuance, sale and delivery of the Shares or the Underwriter's Warrants to the Underwriter, and the consummation by the Company of the transactions contemplated by this Agreement, the Consulting Agreement or the Underwriter's Warrant Agreement.

                                    (v) The Registration Statement has become
effective under the Act; to the best of Company Counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending, threatened or contemplated under the Act or applicable state securities laws.

                                    (vi) The Registration Statement and the
Prospectus, as of the Effective Date, and each amendment or supplement thereto as of its effective or issue date (except for the financial statements and other financial data included therein or omitted therefrom, as to which Company Counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act and Regulations and the conditions for use of a registration statement on Form SB-2 have been satisfied by the Company.

                                    (vii) The descriptions in the Registration
Statement and the Prospectus of statutes, regulations, government classifications, contracts and other documents (including opinions of such counsel); and the response to Item 13 of Form SB-2 have been reviewed by Company Counsel, and, based upon such review, are accurate in all material respects and present fairly the information required to be disclosed, and there are no material California or federal statutes, regulations or government classifications, or, to the best of Company Counsel's knowledge, material contracts or documents, of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not so described or filed as required.

                                    (viii) The outstanding Common Shares and
outstanding options and warrants to purchase Common Shares have been duly authorized and validly issued. The outstanding Common Shares are fully paid and nonassessable. The outstanding options and warrants to purchase Common Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their terms. None of the outstanding Common Shares, Preferred Shares or options or warrants to purchase Common Shares has been issued in violation of the preemptive rights of any stockholder of the Company, except for such violations which have been waived. None of the holders of the outstanding Common Shares is subject to personal liability solely by reason of being such a holder. The offers and sales of the outstanding Common Shares and Preferred Shares and outstanding options and warrants to purchase Common Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements. The authorized Common Shares and outstanding options and warrants to purchase Common Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus. To the best of Company Counsel's knowledge, except as set forth in the Prospectus, no holders of any of the Company's securities has any rights, "demand", "piggyback" or otherwise, to have such securities registered under the Act.

                                    (ix) The issuance and sale of the Shares
have been duly authorized and, when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The Shares are not subject to preemptive rights of any shareholder of the Company. The certificates representing the Shares are in proper legal form.

                                    (x) The issuance and sale of the Common
Shares issuable upon exercise of the Underwriter's Warrants have been duly authorized and, when such Common Shares have been duly delivered against payment therefor, as contemplated by the Underwriter's Warrant Agreement, such Common Shares will be validly issued, fully paid and nonassessable. Holders of Common Shares issuable upon exercise of the Underwriter's Warrants will not be subject to personal liability solely by reason of being such holders. Neither the Underwriter's Warrants nor the Common Shares issuable upon exercise thereof are subject to any existing preemptive rights of any shareholder of the Company pursuant to

California law, the Company's Articles of Incorporation or by-laws or any agreement for the purchase of securities of the Corporation or any other material contract or agreement. The Warrant Shares issuable upon exercise of the Underwriter's Warrants have been duly reserved for issuance upon exercise of the Underwriter's Warrants in accordance with the provisions of the Underwriter's Warrant Agreement. The Underwriter's Warrants conform in all material respects to the descriptions thereof in the Registration Statement and Prospectus.

                                    (xi) Upon delivery of the Offered Shares to
the Underwriter against payment therefor as provided in this Agreement, the Underwriter (assuming it is a bona fide purchaser within the meaning of the California Uniform Commercial Code) will be the owners of the Offered Shares, free and clear of any adverse claims.

                                    (xii) [On the Option Closing Date], assuming
that the Underwriter exercises the over-allotment option to purchase any of the Optional Shares and makes payment therefor in accordance with the terms of this Agreement, upon delivery of the Optional Shares to the Underwriter hereunder, the Underwriter (assuming it is a bona fide purchaser within the meaning of the California Uniform Commercial Code) will be the owners of such Optional Shares, free and clear of any adverse claims.

                                    (xiii) To the best of Company Counsel's
knowledge, there are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any governmental agency, court or tribunal, foreign or domestic, or before any private arbitration tribunal, pending or threatened against the Company or any Subsidiary, or involving the Company's or any Subsidiary's properties or businesses, other than as described in the Prospectus, such description being accurate, and other than litigation incident to the kind of business conducted by the Company which, individually and in the aggregate, which is required to be disclosed in the Registration Statement.

                                    (xiv) To the best of Company Counsel's
knowledge, neither the Company nor any Subsidiary has infringed nor is infringing with the rights of others with respect to any patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations (collectively the "Intangibles"); and, to the best of Company Counsel's knowledge, neither the Company nor any Subsidiary has received any notice that it has or may have infringed, is infringing upon or is conflicting with the asserted rights of others with respect to any Intangibles which might, singly or in the aggregate, materially adversely affect its business, results of operations or financial condition and such counsel is not aware of any licenses with respect to the Intangibles which are required to be obtained by the Company. The opinions described in this Section 6(b)(xiv) may be given by Company Counsel in reliance on the opinion of an attorney, reasonably acceptable to Underwriter's Counsel, practicing in the patent area.

                                    Company Counsel has participated in reviews
and discussions in connection with the preparation of the Registration Statement and the Prospectus, and in the course of such reviews and discussions and such other investigation as Company Counsel deemed necessary, no facts came to its attention which lead it to believe that (A) the Registration Statement (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion), on the Effective Date, contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that (B) the Prospectus (except as to the financial statements and other financial data contained therein, as to which Company Counsel need not express an opinion) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    In rendering its opinion pursuant to this
Section 6(b), Company Counsel may rely upon the certificates of government officials and officers of the Company as to matters of fact, provided that Company Counsel shall state that they have no reason to believe, and do not believe, that they are not justified in relying upon such opinions or such certificates of government officials and officers of the Company as to matters of fact, as the case may be.

                           (c) At the Closing Date, there will have been
delivered to the Underwriter a signed opinion of Underwriter's Counsel, dated as of the Closing Date, to the effect that the opinions delivered pursuant to
Section 6(b) hereof appear on their face to be appropriately responsive to the requirements of this Agreement, except to the extent waived by the Underwriter, specifying the same, and with respect to such related matters as the Underwriter may reasonably require.

                           (d) At the Closing Date (i) the Registration
Statement and the Prospectus and any amendments or supplements thereto will contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and will conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there will not have been any material adverse change in the financial condition, results of operations or general affairs of the Company from that set forth or contemplated in the Registration Statement and the Prospectus, except changes which the Registration Statement and the Prospectus indicate might occur after the Effective Date; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no material transaction, contract or agreement entered into by the Company, other than in the ordinary course of business, which would be required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein; and (iv) no action, suit or proceeding at law or in equity will be pending or, to the best of the Company's knowledge, threatened against the Company which is required to be set forth in the Registration Statement and the Prospectus, other than as set forth therein, and no proceedings will be pending or, to the best of the Company's knowledge, threatened against the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would not have a Material Adverse Effect on the Company, other than as set forth in the Registration Statement and the Prospectus. At the Closing Date, there will be delivered to the Underwriter a certificate of the Company signed by the Chairman of the Board or the President or a Vice President of the Company, dated the Closing Date, evidencing compliance with the provisions of this Section 6(d) and stating that the representations and warranties of the Company set forth in Section 4 hereof were accurate and complete in all material respects when made on the date hereof and are accurate and complete in all material respects on the Closing Date as if then made; that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to or as of the Closing Date; and that, as of the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best of his knowledge, are contemplated or threatened. In addition, the Underwriter will have received such other and further certificates of officers of the Company as the Underwriter or Underwriter's Counsel may reasonably request.

                           (e) At the time that this Agreement is executed and
at the Closing Date, the Underwriter will have received a signed letter from Grant Thornton LLP, dated the date such letter is to be received by the Underwriter and addressed to it, confirming that it is a firm of independent public accountants within the meaning of the Act and Regulations and stating that: (i) insofar as reported on by them, in their opinion, the financial statements of the Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations; (ii) on the basis of procedures and inquiries (not constituting an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus and the latest available unaudited interim financial statements of the Company, if more recent than that appearing in the Registration Statement and Prospectus, inquiries of officers of the Company responsible for financial and accounting matters as to the transactions and events subsequent to the date of the latest audited financial statements of the Company, and a reading of the minutes of meetings of the shareholders, the Board of Directors of the Company and any committees of the Board of Directors, as set forth in the minute books of the Company, nothing has come to their attention which, in their judgment, would indicate that (A) during the period from the date of the latest financial statements of the Company appearing in the Registration Statement and Prospectus to a specified date not more than three business days prior to the date of such letter, there have been any decreases in net current assets or net assets as compared with amounts shown in such financial statements or decreases in net sales or decreases [increases] in total or per share net income [loss] compared with the corresponding period in the preceding year or any change in the capitalization or long-term debt of the Company, except in all cases as set forth in or contemplated by the Registration Statement and the Prospectus, and (B) the unaudited interim financial statements of the Company, if any, appearing in the Registration Statement and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles and practices on a basis substantially consistent with the audited financial statements included in the Registration Statement or the Prospectus; and (iii) they have compared specific dollar amounts, numbers of shares, numerical data, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Prospectus (with respect to all dollar amounts, numbers of shares, percentages and other financial information contained in the Prospectus, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel) with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

                           (f) There shall have been duly tendered to the
Underwriter certificates representing the Offered Shares to be sold on the Closing Date.

                           (g) The NASD shall have indicated that it has no
objection to the underwriting arrangements pertaining to the sale of the Shares by the Underwriter.

                           (h) No action shall have been taken by the Commission
or the NASD the effect of which would make it improper, at any time prior to the Closing Date or the Option Closing Date, as the case may be, for any member firm of the NASD to execute transactions (as principal or as agent) in the Shares, and no proceedings for the purpose of taking such action shall have been instituted or shall be pending, or, to the best of the Underwriter's or the Company's knowledge, shall be contemplated by the Commission or the NASD. The Company represents at the date hereof, and shall represent as of the Closing Date or Option Closing Date, as the case may be, that it has no knowledge that any such action is in fact contemplated by the Commission or the NASD.

                           (i) The Company meets the current and any existing
and proposed criteria for inclusion of the Shares in Nasdaq.

                           (j) All proceedings taken at or prior to the Closing
Date or the Option Closing Date, as the case may be, in connection with the authorization, issuance and sale of the Shares shall be reasonably satisfactory in form and substance to the Underwriter and to Underwriter's Counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the matters referred to in Section 6(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any covenants of the Company, or the compliance by the Company with any of the conditions herein contained.

                           (k) As of the date hereof, the Company will have
delivered to the Underwriter the written undertakings, in form satisfactory to the Underwriter, of (i) its officers, directors and securityholders agreeing not to offer for sale, sell or otherwise dispose of, directly or indirectly, any securities of the Company in any manner whatsoever, whether pursuant to Rule 144 of the Regulations or otherwise during the twelve (12) month period from the Effective Date (the "Lock-Up Period"), except that, notwithstanding the foregoing, a group of securityholders, each of which securityholders beneficially owns less than one percent (1%) of the outstanding Common Shares and all of which securityholders, in the aggregate, beneficially own less than five percent (5%) of the outstanding Common Shares (such shareholders being referred to herein as the "Minority Securityholders") may be excluded from the provisions of this clause, and (ii) of the holders of registration rights relating to securities of the Company not to exercise any such registration rights, in either case, without the prior written consent of the Underwriter. In addition, such undertakings shall provide that, for a period of twelve (12) months following the Lock-Up Period, no officer, director or securityholder beneficially owning 5% or more of the outstanding Common Shares of the Company (calculated in accordance with Rule 13d-3(d)(1) under the Exchange Act) (each, a "Principal Shareholder") may, without the Underwriter's prior written consent, sell any of its Common Shares during any three (3) month period in excess of the amount that the Principal Shareholder would be allowed to sell if it were deemed an "affiliate" of the Company and its shares were deemed "restricted," as those terms are defined in Rule 144 promulgated under the Act, i.e., in general, no more than the greater of (a) 1% of the then outstanding Common Shares, and (b) the average weekly trading volume of the Common Shares during the four calendar weeks preceding such sale.

                           If any of the conditions specified in this Section
6 have not been fulfilled, this Agreement may be terminated by the Underwriter on notice to the Company.

                  7. Indemnification.

                           (a) The Company agrees to indemnify and hold harmless
the Underwriter, each officer, director, partner, employee and agent of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Underwriter and each such person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained
(i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application or other document executed by the Company, or based upon written information furnished by or on behalf of the Company, filed in any jurisdiction in order to qualify the Shares under the securities laws thereof (hereinafter "application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, unless such untrue statement or omission was made in such Registration Statement, Preliminary Prospectus, Prospectus or application in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Underwriter or any such person through the Underwriter expressly for use therein; provided, however, that the indemnity agreement contained in this Section 7(a) with respect to any Preliminary Prospectus will not inure to the benefit of the Underwriter (or to the benefit of any other person that may be indemnified pursuant to this Section 7(a)) if (A) the person asserting any such losses, claims, damages, expenses or liabilities purchased the Shares which are the subject thereof from the Underwriter or other indemnified person; (B) the Underwriter or other indemnified person failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person; and (C) the Prospectus did not contain any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such cause, claim, damage, expense or liability.

                           (b) The Underwriter agrees to indemnify and hold
harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, expenses or liabilities, joint or several (and actions in respect thereof), to which they or any of them may become subject under the Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, in any Preliminary Prospectus or in the Prospectus (or the Registration Statement or Prospectus as from time to time amended or supplemented) or (ii) in any application (including any application for registration of the Shares under state securities or Blue Sky laws), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Underwriter expressly for use therein.

                           (c) Promptly after receipt of notice of the
commencement of any action in respect of which indemnity may be sought against any indemnifying party under this Section 7, the indemnified party will notify the indemnifying party in writing of the commencement thereof, and the indemnifying party will, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel satisfactory to the indemnified party and the payment of expenses) insofar as such action relates to an alleged liability in respect of which indemnity may be sought against the indemnifying party. After notice from the indemnifying party of its election to assume the defense of such claim or action, the indemnifying party shall no longer be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party or parties, a conflict of interest exists making it advisable for the indemnified party or parties to be represented by separate counsel, the indemnified party or parties shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any party against whom indemnification may be sought under this Section 7 shall not be liable to indemnify any person that might otherwise be indemnified pursuant hereto for any settlement of any action effected without such indemnifying party's consent, which consent shall not be unreasonably withheld.

                  8. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7 hereof (subject to the limitations thereof) and it is finally determined, by a judgment, order or decree not subject to further appeal, that such claim for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then the Company (including, for this purpose, any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement and any controlling person of the Company) as one entity and the Underwriter (including, for this purpose, any contribution by or on behalf of each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of the Underwriter) as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, so that the Underwriter is responsible for the proportion thereof equal to the percentage which the underwriting discount per Share set forth on the cover page of the Prospectus represents of the initial public offering price per Share set forth on the cover page of the Prospectus and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then, if applicable law permits, other relevant equitable considerations such as the relative fault of the Company and the Underwriter in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses shall also be considered. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Underwriter agree that it would be unjust and inequitable if the respective obligations of the Company and the Underwriter for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 8. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee and agent of the Underwriter will have the same rights to contribution as the Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who has signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8. Anything in this Section 8 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8 is intended to supersede, to the extent permitted by law, any right to contribution under the Act or the Exchange Act or otherwise available.

                  9. Survival of Indemnities, Contribution, Warranties and Representations. The respective indemnity and contribution agreements of the Company and the Underwriter contained in Sections

7 and 8 hereof, and the representations and warranties of the Company contained herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of the Underwriter, the Company or any of its directors and officers, or any controlling person referred to in said Sections, and shall survive the delivery of, and payment for, the Shares.

                  10. Termination of Agreement.

                           (a) The Company, by written or telegraphic notice to
the Underwriter, or the Underwriter, by written or telegraphic notice to the Company, may terminate this Agreement prior to the earlier of (i) 11:00 A.M., New York City time, on the first full business day after the Effective Date; or
(ii) the time when the Underwriter, after the Registration Statement becomes effective, releases the Offered Shares for public offering. The time when the Underwriter "releases the Offered Shares for public offering" for the purposes of this Section 10 means the time when the Underwriter releases for publication the first newspaper advertisement, which is subsequently published, relating to the Offered Shares, or the time when the Underwriter releases for delivery to members of a selling group copies of the Prospectus and an offering letter or an offering telegram relating to the Offered Shares, whichever will first occur.

                           (b) This Agreement, including without limitation, the
obligation to purchase the Shares and the obligation to purchase the Optional Shares after exercise of the option referred to in Section 3 hereof, are subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for all the Offered Shares or such Optional Shares, as the case may be, if, prior to such time, any of the following shall have occurred: (i) the Company withdraws the Registration Statement from the Commission or the Company does not or cannot expeditiously proceed with the public offering; (ii) the representations and warranties in
Section 4 hereof are not materially correct or cannot be complied with; (iii) after the date hereof trading in securities generally on the New York Stock Exchange or the American Stock Exchange will have been suspended; (iv) after the date hereof, limited or minimum prices will have been established on either such Exchange; (v) after the date hereof, a banking moratorium will have been declared either by federal or New York State authorities; (vi) after the date hereof, any other restrictions on transactions in securities materially affecting the free market for securities or the payment for such securities, including the Offered Shares or the Optional Shares, will be established by either of such Exchanges, by the Commission, by any other federal or state agency, by action of the Congress or by Executive Order; (vii) after the date hereof, trading in any securities of the Company shall have been suspended or halted by any national securities exchange, the NASD or the Commission; (viii) there has been a materially adverse change in the condition (financial or otherwise), prospects or obligations of the Company; (ix) the Company will have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; (x) after the date hereof, any action has been taken by the government of the United States or any department or agency thereof which, in the judgment of the Underwriter, has had a material adverse effect upon the market or potential market for securities in general; or (xi) after the date hereof, the market for securities in general or political, financial or economic conditions will have so materially adversely changed that, in the judgment of the Underwriter, it will be impracticable to offer for sale, or to enforce contracts made by the Underwriter for the resale of, the Offered Shares or the Optional Shares, as the case may be.

                           (c) If this Agreement is terminated pursuant to
Section 6 hereof or this Section 10 or if the purchases provided for herein are not consummated because any condition of the Underwriter's obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to or does not perform all of its obligations under this Agreement, the Company will not be liable to the Underwriter for damages on account of loss of anticipated profits arising out of the transactions covered by this Agreement, but the Company will remain liable to the extent provided in Sections 5(j), 7, 8 and 9 of this Agreement.

                  11. Information Furnished by the Underwriter to the Company. It is hereby acknowledged and agreed by the parties hereto that for the purposes of this Agreement, including, without limitation, Sections 4(f), 7(a), 7(b) and 8 hereof, the only information given by the Underwriter to the Company for use in the Prospectus are the statements set forth in the last sentence of the last paragraph on the cover page, the statement appearing in the last paragraph on page __ with respect to stabilizing the market price of Shares, the information in the __ paragraph on page __ with respect to concessions and reallowances, and the information in the ___ paragraph on page ___ with respect to the determination of the public offering price, as such information appears in any Preliminary Prospectus and in the Prospectus.

                  12. Notices and Governing Law. All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to the

Underwriter, to Whale Securities Co., L.P., Attention: William G. Walters, 650 Fifth Avenue, New York, New York 10019, with a copy to Tenzer Greenblatt LLP,
Attention: Robert J. Mittman, Esq., 405 Lexington Avenue, New York, New York 10174; if to the Company, addressed to it at Gary Player Golf, Inc., Attention:
Joseph J. White, President and Chief Executive Officer, 2811 Airpark Drive, Santa Maria, California 93455, with a copy to Troop Meisinger Steuber & Pasich, LLP, Attention: Alan B. Spatz, Esq., 10940 Wilshire Boulevard, Los Angeles, California 90024.

                           This Agreement shall be deemed to have been made and
delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company's address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding.

                  13. Parties in Interest. This Agreement is made solely for the benefit of the Underwriter, the Company and, to the extent expressed, any person controlling the Company or the Underwriter, each officer, director, partner, employee and agent of the Underwriter, the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and, no other person will acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser of the Shares from the Underwriter, as such purchaser.

                  14. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties with respect to the entire subject matter hereof, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodies herein. Any and all prior discussions, negotiations, commitments and understanding relating thereto, including without limitation, that certain letter of intent between the Company and the Underwriter dated January 20, 1998, are superseded hereby.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                                     Very truly yours,

                                                     GARY PLAYER GOLF, INC.


                                                     By: _______________________
                                                         Name:
                                                         Title:

Confirmed and accepted in New York, N.Y., as of the date first above written:

WHALE SECURITIES CO., L.P.

By: Whale Securities Corp.,
    General Partner

    By: ______________________________
        Name:
        Title: